Exhibit 1.2
EXECUTION COPY
PRICING AGREEMENT
March 11, 2008
J.P. Morgan Securities Inc.
Banc of America Securities LLC
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
Greenwich Capital Markets, Inc.
As Representatives of the
several Underwriters named
in Schedule I hereto
c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017
Banc of America Securities LLC
9 West 57th Street
New York, New York 10019
Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005
Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830
Ladies and Gentlemen:
          Dover Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated March 11, 2008 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”).
          Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing

Agreement, except that each representation and warranty which refers to the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus, and also a representation and warranty as of the date of this Pricing Agreement in relation to the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus relating to the Designated Securities which are the subject of this Pricing Agreement.
          Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement and the address of the Representatives referred to in such Section 13 are set forth at the end of Schedule II hereto.
          Each of the Underwriters agrees that it will not offer or sell any of the Designated Securities in any jurisdiction outside the United States except in circumstances that will result in compliance in all material respects with the applicable laws thereof.
          The Prospectus relating to the Designated Securities, in the form heretofore delivered to you, is now proposed to be filed with the Commission.
          Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.
          Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

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          If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof for the Company and each of the Representatives plus one counterpart for each counsel, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without representation or warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours, DOVER CORPORATION
By:	/s/ Robert G. Kuhbach
	Name:	Robert G. Kuhbach
	Title:	Vice President, Finance and Chief Financial Officer

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Accepted as of the date hereof:

J.P. MORGAN SECURITIES INC.

By:	/s/ Robert Bottamedi

	Name:	Robert Bottamedi
	Title:	Vice President

BANC OF AMERICA SECURITIES LLC

By:	/s/ Peter J. Carbone

	Name:	Peter J. Carbone
	Title:	Vice President

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Ritu Ketkar

	Name:	Ritu Ketkar
	Title:	Director

By:	/s/ Scott Flieger

	Name:	Scott Flieger
	Title:	Managing Director

GOLDMAN, SACHS & CO.

/s/ Goldman, Sach & Co.

(Goldman, Sachs & Co.)

GREENWICH CAPITAL MARKETS, INC.

By:	/s/ Moshe Tomkiewicz

	Name:	Moshe Tomkiewicz
	Title:	Managing Director
On behalf of the several Underwriters

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SCHEDULE I

	Principal	Principal
	Amount of	Amount of
	5.45% Notes	6.60% Notes
	due 2018 to	due 2038 to
Underwriters	be Purchased	be Purchased
J.P. Morgan Securities Inc.	$87,500,000	$62,500,000
Banc of America Securities LLC	87,500,000	12,500,000
Deutsche Bank Securities Inc.	87,500,000	12,500,000
Goldman, Sachs & Co.	17,500,000	62,500,000
Greenwich Capital Markets, Inc.	17,500,000	62,500,000
Citigroup Global Markets Inc.	17,500,000	12,500,000
Morgan Stanley & Co. Incorporated	17,500,000	12,500,000
Wachovia Capital Markets, LLC	17,500,000	12,500,000

Total	$350,000,000	$250,000,000

SCHEDULE II
Title of Designated Securities:
5.45% Notes due 2018 (the “2018 Notes”); and
6.60% Notes due 2038 (the “2038 Notes” and, together with the 2018 Notes, the “Designated Securities”).
Aggregate principal amount:
In the case of the 2018 Notes, $350,000,000; and
in the case of the 2038 Notes, $250,000,000.
Price to Public:
In the case of the 2018 Notes, 99.725% of the principal amount of the 2018 Notes; and
in the case of the 2038 Notes, 99.818% of the principal amount of the 2038 Notes.
Purchase Price to Underwriters:
In the case of the 2018 Notes, 99.075% of the principal amount of the 2018 Notes; and
in the case of the 2038 Notes, 98.943% of the principal amount of the 2038 Notes.
In the case of the 2018 Notes, the selling concession shall be 0.40% and the reallowance concession shall be 0.25%, in each case of the principal amount of the 2018 Notes; and
in the case of the 2038 Notes, the selling concession shall be 0.50% and the reallowance concession shall be 0.25%, in each case of the principal amount of the 2038 Notes.
Form of Designated Securities:
Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.
Time of Delivery:
9:00 a.m. (New York City time), or as soon as possible thereafter, on March 14, 2008
Indenture:
Indenture dated February 8, 2001, between the Company and Bank One Trust Company, N.A. (as predecessor to The Bank of New York and JPMorgan Chase Bank, N.A.), as Trustee, as supplemented by the Second Supplemental Indenture, to be dated March 14,

2008, between the Company and The Bank of New York (as successor to Bank One Trust Company, N.A. and JPMorgan Chase Bank, N.A.) as Trustee, relating to the Designated Securities.
Maturity:
In the case of the 2018 Notes, March 15, 2018; and
in the case of the 2038 Notes, March 15, 2038.
Interest Rate:
In the case of the 2018 Notes, 5.45%; and
in the case of the 2038 Notes, 6.60%.
Interest Payment Dates:
March 15 and September 15 of each year, beginning on September 15, 2008, in the case of all of the Designated Securities.
Redemption Provisions:
No mandatory redemption provisions.
The Company may, at its option, redeem the Designated Securities in whole at any time or in part from time to time at a redemption price as described under the caption “Description of the Notes—Optional Redemption” in the Company’s preliminary prospectus supplement dated March 11, 2008 relating to the Designated Securities (the “Preliminary Prospectus Supplement”).
Change of Control Offer Provisions:
If a change of control triggering event occurs, the Company will be required, subject to certain conditions, to make an offer to repurchase the Designated Securities at a price equal to 101% of the principal amount of the Designated Securities, plus accrued and unpaid interest to the date of repurchase (all as described under the caption “Description of the Notes—Change of Control” in the Preliminary Prospectus Supplement).
Sinking Fund Provisions:
No sinking fund provisions.
Defeasance Provisions:
As set forth in the Indenture.

Closing Location for Delivery of Designated Securities:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Additional Closing Conditions:
No additional closing conditions.
Names and addresses of Representatives:
Designated Representatives:
J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017
Banc of America Securities LLC
9 West 57th Street
New York, New York 10019
Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005
Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830
Address for Notices, etc.:
J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017
Attention: Investment Grade Syndicate Desk
Fax: (212) 834-6081
Banc of America Securities LLC
40 West 57th Street
NY1-040-27-03
New York, New York 10019

Attention: High Grade Transaction Management/Legal
Fax: (646) 313-4823
Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005
Attention: Debt Capital Markets – Syndicate Desk
Fax: (212) 797-2202
Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
Attention: Registration Department
Fax: (212) 902-3000
Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830
Attention: Debt Capital Markets Syndicate
Fax: (203) 422-4534
Applicable Time:
5:00 p.m. (New York City time), on March 11, 2008, in the case of all the Designated Securities
List of Free Writing Prospectuses
Final Term Sheet, dated March 11, 2008 substantially in the form of Appendix A attached hereto.
Other Terms:
None.

APPENDIX A
FINAL TERM SHEET
Dated March 11, 2008
DOVER CORPORATION
$350,000,000 5.45% Notes Due 2018
$250,000,000 6.60% Notes Due 2038

Issuer:	Dover Corporation

Title of Securities:	5.45% Notes Due 2018 (“2018 Notes”)
6.60% Notes Due 2038 (“2038 Notes”)

Aggregate Principal Amount:	$350,000,000 (2018 Notes)
$250,000,000 (2038 Notes)

Issue Price (Price to Public):	99.725% of principal amount (2018 Notes)
99.818% of principal amount (2038 Notes)

Maturity:	March 15, 2018 (2018 Notes)
March 15, 2038 (2038 Notes)

Coupon (Interest Rate):	5.45% (2018 Notes)
6.60% (2038 Notes)

Benchmark Treasury:	3.500% February 15, 2018 (2018 Notes)
5.000% May 15, 2037 (2038 Notes)

Spread to Benchmark Treasury:	190 basis points (1.900%) (2018 Notes)
210 basis points (2.100%) (2038 Notes)

Benchmark Treasury Price and Yield:	99-09; 3.586% (2018 Notes)
107-26+; 4.514% (2038 Notes)

Yield to Maturity:	5.486% (2018 Notes)
6.614% (2038 Notes)

Make-Whole Provision:	T+30bps (2018 Notes)
T+35bps (2038 Notes)

Interest Payment Dates:	March 15 and September 15 of each year, commencing on September 15, 2008

Redemption Provisions:	No mandatory redemption provisions

Dover Corporation may, at its option, redeem the Notes as described in the preliminary prospectus supplement, dated March 11, 2008

Change of Control Offer:	As described in the preliminary prospectus supplement, dated March 11, 2008

Legal Format:	SEC-registered

Settlement Date:	T+3; March 14, 2008

Joint Booking-Running Managers:	J.P. Morgan Securities Inc.
Banc of America Securities LLC
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
Greenwich Capital Markets, Inc.

Co-Managers:	Citigroup Global Markets Inc.
Morgan Stanley & Co. Incorporated
Wachovia Capital Markets, LLC

CUSIP:	260003AH1 (2018 Notes)
260003AG3 (2038 Notes)

ISIN:	US260003AH16 (2018 Notes)
US260003AG33 (2038 Notes)

Ratings:	A2 (Moody’s); A (S&P); A (Fitch)
Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
The offer and sale of the Notes to which this final term sheet relates have been registered by Dover Corporation by means of a registration statement on Form S-3 (SEC File No. 333-149629).

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities Inc. collect at 1-212-834-4533, Banc of America Securities LLC toll free at 1-800-294-1322, Deutsche Bank Securities Inc. toll free at 1-800-503-4611, Goldman, Sachs & Co. toll free at 1-866-471-2526 and Greenwich Capital Markets Inc. toll-free at 1-866-844-2071.